                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


     -----------------------------------------------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):   December 8, 2000


                                VALUECLICK, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                  000-30135                   77-0495335
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)


                       4360 Park Terrace Drive, Suite 100,
                                Westlake Village,
                                California 91361
                    (Address of Principal Executive Offices)
                                   (Zip Code)


Registrant's telephone number, including area code   (818) 575-4500



Same
(Former name or Former Address, if Changed Since Last Report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On November 1, 2000, ValueClick, Inc., ("ValueClick"), ClickAgents.com, Inc. ("ClickAgents") and ValueClick Acquisition Corp., a wholly-owned subsidiary of ValueClick ("Merger Sub"), entered into an Agreement and Plan of Merger ("Merger Agreement"), under which ValueClick agreed to acquire ClickAgents (the "Merger"). The Merger was completed on December 8, 2000. On that date, the Merger Sub was merged with and into ClickAgents and ClickAgents remains as the surviving corporation and a wholly-owned subsidiary of ValueClick. ValueClick intends to account for the Merger as a "pooling-of-interests." The Merger is intended to be a tax-free reorganization.

         ClickAgents, founded on January 26, 1999, is a leading provider of Internet advertising solutions for ad agencies, advertisers and Web publishers. ClickAgents' business model focuses on performance-based Internet advertising solutions. Known in the advertising industry as cost-per-click or CPC, in which the advertiser only pays when an Internet user clicks on its banner or button advertisement. As one of the largest CPC networks, Click Agents provides its clients a cost-effective, low-risk, pay for performance Internet advertising solution.

         In connection with the acquisition, ValueClick issued an aggregate of 4,904,480 shares of its Common Stock in exchange for all outstanding shares of ClickAgents and reserved 428,853 additional shares of Common Stock for issuance upon exercise of outstanding employee stock options of ClickAgents. The share issuances were exempt from registration pursuant to section 3(a)(10) of the Securities Act of 1933, as amended, and were qualified for issuance under California law after a fairness hearing held by the Commissioner of Corporations. A portion of the shares issued will be held in escrow pursuant to the terms of the Merger Agreement.

         At the time of the Merger there were no material relationships between ClickAgents or any of its stockholders, on the one hand, and ValueClick, any of ValueClick's affiliates, any director or officer of ValueClick or any associate of any such director or officer, on the other hand.

         The foregoing descriptions of the terms of the Merger Agreement do not purport to be complete statements of the parties' rights and obligations thereunder, and are qualified in their entirety by reference to the definitive Merger Agreement and related documents and agreements, copies of which are attached as exhibits hereto and the contents of which are incorporated herein by reference. Certain additional matters relating to the Merger are described in ValueClick's press release dated December 13, 2000 which is attached as Exhibit 99.1 hereto and the contents of which are also hereby incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          The financial statements for ClickAgents called for by Item 7(a) are attached hereto as Annex A.

     (b)  Pro Forma Financial Information.

          The pro forma financial information with respect to the merger of ClickAgents and ValueClick called for by this Item 7(b) is attached hereto as Annex B.

     (c)  Exhibits:



          Exhibit
           Number       Description

             2.1 Agreement and Plan of Merger by and among ValueClick, Inc., ClickAgents.com, Inc., ValueClick Acquisition Corp. and other parties, and certain exhibits and schedules thereto*+

             99.1 Press Release dated December 13, 2000 issued by ValueClick, Inc.+


         *Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted. Omitted exhibits include the Support Agreements, Certificate of Merger, Stockholders Certificates, Officers Certificates and a Legal Opinion of the seller's counsel. Omitted schedules consist of various customary disclosure schedules. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

         +Previously filed as an Exhibit to the Company's current report on Form 8-K filed with the commission on December 22, 2000 and incorporated herein by this reference.

                                                                         ANNEX A



                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of ClickAgents.com, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of ClickAgents.com, Inc. at September 30, 2000, and the results of its operations and its cash flows for the period from January 1, 2000 through September 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion.


/s/ PRICEWATERHOUSECOOPERS LLP

Woodland Hills, California
February 3, 2001

CLICKAGENTS.COM, INC.
BALANCE SHEET
SEPTEMBER 30, 2000
--------------------------------------------------------------------------------


ASSETS
Current assets:
    Cash and cash equivalents                                                 $2,412,722
    Accounts receivable, net of allowance for doubtful accounts of $658,402    2,961,854
    Deferred tax assets                                                          303,171
    Prepaid expenses and other current assets                                    148,109
                                                                              ----------
    Total current assets                                                       5,825,856

Property and equipment, net                                                      471,205
Other assets                                                                      54,776
                                                                              ----------

   Total assets                                                               $6,351,837
                                                                              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                      $1,201,120
   Income taxes payable                                                        2,226,516
                                                                              ----------
   Total current liabilities                                                   3,427,636

Deferred tax liabilites                                                           15,185
                                                                              ----------
   Total liabilities                                                           3,442,821
                                                                              ----------

Commitments and Contingencies (Note 8)

Stockholders' equity:
   Common stock, $0.0001 par value; 30,000,000 shares authorized; 17,000,000
      shares issued and outstanding at September 30, 2000                          1,700
   Additional paid-in capital                                                    883,952
   Deferred stock compensation                                                  (639,714)
   Retained earnings                                                           2,663,078
                                                                              ----------
   Total stockholders' equity                                                  2,909,016
                                                                              ----------

   Total liabilities and stockholders' equity                                 $6,351,837
                                                                              ==========



   The accompanying notes are an integral part of these financial statements.

CLICKAGENTS.COM, INC.
STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
--------------------------------------------------------------------------------



Revenue                                                 $9,636,707
Cost of revenue                                          4,944,051
                                                        ----------
     Gross profit                                        4,692,656


Operating expenses:
   Sales and marketing                                     269,052
   General and administrative                            1,559,930
   Product development                                     163,044
   Stock-based charges                                     244,238
                                                        ----------
     Total operating expenses                            2,236,264
                                                        ----------
Income from operations                                   2,456,392

Interest income, net                                        50,091
                                                        ----------
   Income before income taxes                            2,506,483

Provision for income taxes                               1,103,540
                                                        ----------

   Net income                                           $1,402,943
                                                        ==========



   The accompanying notes are an integral part of these financial statements.

CLICKAGENTS.COM, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

                                                                          ADDITIONAL     DEFERRED                        TOTAL
                                                   COMMON STOCK            PAID-IN        STOCK          RETAINED      STOCKHOLDERS'
                                               SHARES       PAR VALUE      CAPITAL     COMPENSATION      EARNINGS         EQUITY
                                             -----------  ------------- ------------- --------------- --------------- --------------
Balance at January 1, 2000                   17,000,000     $  1,700     $       -     $        -       $  1,260,135    $  1,261,835

   Deferred stock compensation                        -            -       883,952       (883,952)                 -               -
   Amortization of stock-based compensation           -            -             -         244,238                 -         244,238
   Net income                                         -            -             -               -         1,402,943       1,402,943
                                             ----------   ----------   -----------    ------------    --------------   -------------
Balance at September 30, 2000                17,000,000     $  1,700     $ 883,952     $ (639,714)      $  2,663,078    $  2,909,016
                                             ===========  ==========   ===========    ============    ==============   =============

   The accompanying notes are an integral part of these financial statements.

CLICKAGENTS.COM, INC.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                            $ 1,402,943
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                           112,288
     Provision for doubtful accounts                                                         540,000
     Stock-based charges                                                                     244,238
     Deferred taxes                                                                         (248,567)
     Changes in assets and liabilities:
       Increase in accounts receivable                                                    (1,795,065)
       Increase in prepaid expenses and other assets                                        (187,519)
       Increase in accounts payable and accrued expenses                                     713,541
       Increase in income taxes payable                                                    1,352,106
                                                                                        ------------

       Net cash provided by operating activities                                           2,133,965

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                      (326,833)
                                                                                        ------------

       Net cash used in investing activities                                                (326,833)


Net increase in cash and cash equivalents                                                  1,807,132

Cash and cash equivalents, beginning of period                                               605,590
                                                                                        ------------

Cash and cash equivalents, end of period                                                 $ 2,412,722
                                                                                        ------------


   The accompanying notes are an integral part of these financial statements.

CLICKAGENTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       NATURE OF THE BUSINESS

         ClickAgents.com, Inc. (the "Company") was incorporated in Delaware on January 26, 1999 (inception). The Company offers internet advertising to advertising agencies, corporate advertisers and web publishers. The Company focuses on a performance-based internet solution, known as cost-per-click, in which an advertiser only pays when an internet user clicks on its banner or button advertisement within a website.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to their short maturities.

         CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

         Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. To minimize risk, ongoing credit evaluations of customers' financial condition are performed, although collateral generally is not required. At September 30, 2000, 3 customers accounted for 50% of gross accounts receivable. For the period from January 1, 2000 through September 30, 2000, 2 customers accounted for 20% of total revenue.

         SEGMENTS AND GEOGRAPHIC INFORMATION

         The Company operates in one industry segment, the internet advertising business and as such, has no other separate reportable segments. The Company's operations are domiciled in the United States of America and, to date, has not had significant foreign operations.

CLICKAGENTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

         LONG-LIVED ASSETS

         The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. Fair value is determined based on the discounted cash flows or appraised values, depending upon the nature of the assets. To date, no such impairments have been recorded.

         REVENUE RECOGNITION

         The Company's revenues are primarily derived from the delivery of advertising click-throughs through third party websites. Revenue is recognized in the period that the advertising click-throughs occur, provided that no significant Company obligations remain and collection of the resulting receivable is probable. To date, the Company's agreements have not required guaranteed minimum customer actions.

         The Company becomes obligated to make payments to third-party websites, which have contracted with the Company to become affiliates, in the period the required customer action is performed. Such expenses are classified as cost of revenue in the accompanying financial statements.

         COST OF REVENUE

         Cost of revenue consists of payments to third party websites in the Company's affiliated network, telecommunications costs and depreciation of equipment used for ad delivery related to the Company's ad delivery infrastructure.

CLICKAGENTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         SALES AND MARKETING

         Sales and marketing expenses include salaries, sales commissions, employee benefits, travel and related expenses for the Company's sales force, and advertising costs. The Company did not have significant advertising costs during the period from January 1, 2000 through September 30, 2000.

         GENERAL AND ADMINISTRATIVE

         General and administrative expenses include salaries and related employee benefits and expenses for the executive and administrative personnel, and other general overhead expenses.

         ACCOUNTING FOR STOCK-BASED COMPENSATION

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to nonemployees are accounted for under the provisions of SFAS No. 123.

         In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option award, and the accounting for an exchange of stock compensation awards in a business combination. The adoption of this standard did not have a material effect on its financial position, results of operations or cash flows.

         INCOME TAXES

         Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

         COMPREHENSIVE INCOME

         SFAS No. 130, "Reporting Comprehensive Income," requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income. For the period from January 1, 2000 through September 30, 2000, the Company did not have any other comprehensive income.

CLICKAGENTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133", and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of Statement 133". SFAS No. 133, as amended, requires companies to record derivatives on the balance sheet as assets and liabilities measured at fair value. Under SFAS No. 133, as amended, gains and losses in the changes in values of derivatives are to be reported in the statement of operations or as a deferred item, depending in the use of the derivatives and whether they qualify for hedge accounting. The Company is required to adopt SFAS No. 133, as amended in the first quarter of 2001. To date, the Company has not engaged in any hedging activity and does not expect adoption of this standard to have a significant impact on the Company.

3.       PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at September 30, 2000:



                                                               ESTIMATED
                                                              USEFUL LIFE
                                                                (YEARS)
                                                            ----------------
          Computer equipment                                       3               $ 309,759
          Furniture and equipment                                  3                 227,480
          Vehicles                                                 3                  55,675
                                                                                   ---------
                                                                                     592,914
          Less - accumulated depreciation                                           (121,709)
                                                                                   ---------
                                                                                   $ 471,205
                                                                                   =========



         Depreciation expense for the period from January 1, 2000 through September 30, 2000 was approximately $112,000.

CLICKAGENTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


4.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses consisted of the following at September 30, 2000:


            Accounts payable                                         $  321,931

            Accrued payments to third-party websites                    779,189
            Other accruals                                              100,000
                                                                ----------------

                                                                     $1,201,120
                                                                ================

5.       COMMON STOCK

         The Company issued 1,500 shares of common stock to the founders of the Company at $0.01 per share. In August 2000, the authorized share capital was increased to 30,000,000 shares of common stock of par value $0.0001, of which 3,000,000 shares were reserved for the option plan. Concurrently, the shares issued to the founders were increased to 17,000,000 shares of common stock. The accompanying financial statements reflect the increase in the founders' shares as if the increase occurred at the Company's inception.

6.       STOCK OPTION PLAN

         In August 2000, the Company adopted a stock option plan under which 3,000,000 shares of the Company's common stock were reserved for issuance to employees, officers, directors and consultants. Options granted under the Plan may be incentive stock options or non-statutory stock options, generally vest 25% at the end of each year over a four-year period and generally expire ten years from the grant date.

         The following table summarizes the activity of the Company's stock option plan for the period from January 1, 2000 through September 30, 2000:


                   Options outstanding at January 1, 2000                           -
                     Granted                                                  812,500
                     Forfeited                                                 (6,000)
                                                                         -------------
                   Options outstanding at September 30, 2000                  806,500
                                                                         =============

CLICKAGENTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


6.       STOCK OPTION PLAN (CONTINUED)

         Options granted during the period from January 1, 2000 through September 30, 2000 resulted in a total deferred compensation amount of approximately $884,000, which was included in deferred stock compensation in stockholders' equity. Deferred compensation expense is recognized over the service period by using the aggregate percentage of compensation accrued by the end of each year of service (the vesting period). During the period from January 1, 2000 through September 30, 2000, such compensation expense amounted to approximately $244,000.

         The following table summarizes additional information about stock options outstanding at September 30, 2000:


                        OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
         ---------------------------------------------------  -------------------------------------
                                AVERAGE
             NUMBER            REMAINING         AVERAGE                             AVERAGE
               OF             CONTRACTUAL        EXERCISE         NUMBER             EXERCISE
             SHARES         LIFE (IN YEARS)       PRICE         EXERCISABLE           PRICE
         ----------------  ------------------  -------------  ----------------  -------------------
                 806,500                 9.9         $  .02           167,708             $    .02
         ================  ==================  =============  ================  ===================


         The Company calculated the minimum fair value of each option grant on the date of grant using the minimum value option pricing model as prescribed by SFAS 123 using the following assumptions: no dividend yield; risk-free interest rate of 6%; and expected lives of 10 years. The compensation cost associated with the Company's stock-based compensation plan, determined using the minimum value option pricing model, did not result in a material difference from the reported net income for the period from January 1, 2000 through September 30, 2000.

7.       INCOME TAXES

         The provision for income taxes for the period from January 1, 2000 through September 30, 2000 is comprised of the following:

       Current:
         Federal                                                           $ 1,052,049
         State                                                                 300,058
                                                                          ------------
                                                                             1,352,107

       Deferred:
         Federal                                                              (193,405)
         State                                                                 (55,162)
                                                                          ------------
                                                                              (248,567)

                                                                           $ 1,103,540
                                                                          ------------

CLICKAGENTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


7.       INCOME TAXES (CONTINUED)

         The components of the deferred tax assets and liabilities consisted of the following at September 30, 2000:


           Deferred tax assets
              Allowance for doubtful accounts                                   $    282,060
              Other                                                                   21,111
                                                                                ------------

                Total deferred tax assets                                            303,171
                                                                                ------------
           Deferred tax liabilities
              Depreciation and amortization                                           15,185
                                                                                ------------

                Total deferred tax liabilities                                        15,185
                                                                                ------------

                Net deferred tax assets                                         $    287,986
                                                                                ============



         At September 30, 2000, the Company has not recorded a valuation allowance. Realization of the deferred tax assets is dependent on generating sufficient taxable income prior to the expiration of such benefits. Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized. The deferred tax assets considered realizable could be reduced if estimates of future taxable income during the carryforward periods are reduced.

         The overall effective tax rate differs from the statutory Federal tax rate for the period from January 1, 2000 through September 30, 2000 as follows:



             Tax benefit based on federal statutory rate                        34.0 %
             State income taxes, net of federal benefit                          7.9
             Provision for doubtful accounts                                    (7.3)
             Stock based compensation                                            9.7
             Other, net                                                         (0.3)
                                                                          -----------

                                                                                44.0 %
                                                                          -----------

CLICKAGENTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


8.       COMMITMENTS AND CONTINGENCIES

         The Company entered into a lease for its facilities under a noncancelable operating lease, which expires in June 2002, with monthly lease payments of approximately $5,000. In August 2000, the Company entered into a sublease agreement thorough June 2002 at an amount which approximates its monthly lease amount. In August 2000, the Company entered into a 33-month noncancelable operating lease for its new facilities which expires in April 2003, with monthly lease payments of approximately $17,000. In August 2000, the Company entered into a sublease agreement for a portion of its new facilities thorough August 2001 at a monthly lease amount of approximately $6,000.

         Total rent expense under operating leases, net of sublease income, was approximately $59,000 for the period from January 1, 2000 through September 30, 2000.

         Future minimum payments for the operating lease agreements, net of sublease income, are as follows:


             YEAR ENDING DECEMBER 31,
                  2000 (three months)                  $  34,860
                  2001                                   162,372
                  2002                                   203,292
                  2003                                    66,116
                                                    -------------

                                                       $ 466,640
                                                    -------------



9.       SUBSEQUENT EVENT

         On November 1, 2000, ValueClick, Inc., ("ValueClick"), the Company and ValueClick Acquisition Corp. ("Merger Sub "), a wholly-owned subsidiary of ValueClick, entered into an Agreement and Plan of Merger ("Merger Agreement"), under which ValueClick agreed to acquire the Company for an aggregate of 4,906,071 shares of its Common Stock in exchange for all outstanding shares of the Company and reserved 427,261 additional shares of Common Stock for issuance upon exercise of outstanding employee stock options of the Company. The merger was completed on December 8, 2000. On that date, the Merger Sub was merged with and into the Company and the Company remained as the surviving corporation and a wholly-owned subsidiary of ValueClick. ValueClick intends to account for the Merger as a "pooling-of-interests." These financial statements exclude any effect of this transaction.

                                                                        ANNEX B


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of ValueClick, Inc. ("ValueClick" or the "Company") as of and for the nine-month period ended September 30, 2000 (the "Unaudited Pro Forma Condensed Consolidated Financial Statements") give effect to (i) the ClickAgents.com, Inc. ("ClickAgents") acquisition under the pooling-of-interest method of accounting and (ii) the Bach Systems, Inc. ("Bach Systems") acquisition under the purchase method of accounting.

The unaudited pro forma condensed consolidated statements of operations for the nine-month period ended September 30, 2000, were prepared assuming that the transactions described above were consummated as of January 1, 2000. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 was prepared assuming the transactions were consummated on September 30, 2000.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon the historical financial statements of the Company, which were previously filed on Form 10-Q; ClickAgents, which are included elsewhere herein, as of and for the nine-month period ended September 30, 2000; and Bach Systems, which were previously filed on Form 8-K/A dated February 5, 2001, as of and for the nine-month period ended September 30, 2000. The Unaudited Pro Forma Condensed Consolidated Financial Statements may not be indicative of the results that actually would have occurred if the acquisitions of ClickAgents and Bach Systems had been in effect on the dates indicated or of future results of operations of the combined entity.

The pro forma adjustments and the resulting Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared based upon information and certain assumptions and estimates deemed appropriate by the Company. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transactions reflected thereby and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Unaudited Pro Forma Condensed Consolidated Financial Statements presented herein. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent what the Company's results of operations actually would have been had the transactions occurred on the date indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect changes that may occur as the result of post-transaction activities and other matters.


                                                            VALUECLICK, INC
                                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                           SEPTEMBER 30, 2000


                                                           HISTORICAL
                                        -----------------------------------------------        PRO FORMA
                                                              BACH                            ADJUSTMENTS
                                          VALUECLICK         SYSTEMS        CLICKAGENTS           (b)         PRO FORMA
                                        ---------------------------------------------------------------------------------
Cash and cash equivalents               $   117,761,000    $  759,000       $ 2,413,000      $(1,325,000)    $119,608,000
Marketable securities                        18,172,000             -                 -                        18,172,000
Accounts receivable                           7,250,000     1,307,000         3,620,000                        12,177,000
   Allowance for doubtful accounts             (697,000)      (87,000)         (658,000)                       (1,442,000)
                                        ---------------------------------------------------------------------------------
Net accounts receivable                       6,553,000     1,220,000         2,962,000                -       10,735,000

Prepaid expenses                                937,000         2,000           148,000                         1,087,000
Income taxes receivable                         358,000             -                 -                           358,000
Deferred tax assets                          22,610,000             -           303,000                        22,913,000
                                        ---------------------------------------------------------------------------------
   CURRENT ASSETS                           166,391,000     1,981,000         5,826,000       (1,325,000)     172,873,000


Property and equipment, net                   2,028,000        39,000           471,000                         2,538,000

Goodwill                                      3,986,000             -                 -        4,365,000        8,351,000
Purchased technology                            724,000             -                 -                           724,000
                                        ---------------------------------------------------------------------------------
                                              4,710,000             -                 -        4,365,000        9,075,000
   Accumulated amortization                  (1,108,000)            -                 -                        (1,108,000)
                                        ---------------------------------------------------------------------------------
Intangible assets, net                        3,602,000             -                 -        4,365,000        7,967,000


Other assets                                    463,000         3,000            55,000                           521,000
                                        ---------------------------------------------------------------------------------
   TOTAL ASSETS                         $   172,484,000    $2,023,000       $ 6,352,000      $ 3,040,000     $183,899,000
                                        ==================================================================================


Accounts payable and accrued expenses   $     5,061,000    $  922,000       $ 1,201,000      $ 1,017,000     $  8,201,000
Note payable, current portion                    10,000         4,000                 -                            14,000
Income taxes payable                                  -             -         2,227,000                         2,227,000
Deferred revenue                                665,000             -                 -                           665,000
                                        ---------------------------------------------------------------------------------
   CURRENT LIABILITIES                        5,736,000       926,000         3,428,000        1,017,000       11,107,000


Note payable, less current portion               12,000             -                 -                            12,000
Deferred tax liabilities                      5,463,000             -            15,000                         5,478,000
Minority interest in ValueClick Japan        12,355,000             -                 -                        12,355,000


Preferred stock                                       -             -                 -                                 -
Common stock                                     28,000         1,000             2,000            5,000           36,000
Additional paid-In capital                  184,804,000             -           884,000        3,114,000      188,802,000
Deferred compensation                        (4,528,000)            -          (640,000)                       (5,168,000)
Retained earnings (accumulated deficit)      (2,028,000)    1,096,000         2,663,000       (1,096,000)         635,000
Cumulative other comprehensive loss         (29,358,000)            -                 -                       (29,358,000)
                                        ---------------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY               148,918,000     1,097,000         2,909,000        2,023,000      154,947,000
                                        ---------------------------------------------------------------------------------
   TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY               $   172,484,000    $2,023,000       $ 6,352,000      $ 3,040,000     $183,899,000
                                        =================================================================================



                                                                    VALUECLICK, INC.
                                            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                             FOR THE NINE-MONTH PERIOD ENDED
                                                                   SEPTEMBER 30, 2000


                                                               HISTORICAL
                                            ---------------------------------------------       PRO FORMA
                                                                  BACH                         ADJUSTMENTS      PRO FORMA
                                               VALUECLICK       SYSTEMS       CLICKAGENTS      (a), (b), (c)    OPERATIONS
                                            ----------------------------------------------------------------------------------
Revenues                                     $31,812,000        $6,304,000     $9,637,000       $          -     $ 47,753,000

Cost of revenues                              15,406,000         4,760,000      4,944,000                  -       25,110,000
                                            ----------------------------------------------------------------------------------
    Gross profit                              16,406,000         1,544,000      4,693,000                  -       22,643,000

Operating expenses:

  Sales and marketing                          7,128,000            39,000        269,000                  -        7,436,000
  General and administrative                   6,177,000           656,000      1,560,000                  -        8,393,000
  Product development                          2,957,000                 -        163,000                  -        3,120,000
  Stock-based compensation                     3,673,000                 -        244,000                  -        3,917,000
  Amortization of intangibles                    674,000                 -              -            655,000        1,329,000
  Business acquisition costs                           -                 -              -            353,000          353,000
                                            ----------------------------------------------------------------------------------
    Total operating expenses                  20,609,000           695,000      2,236,000          1,008,000       24,548,000
                                            ----------------------------------------------------------------------------------
Loss from operations                          (4,203,000)          849,000      2,457,000         (1,008,000)      (1,905,000)

  Interest income, net                         2,591,000             4,000         50,000                  -        2,645,000
  Loss on sale of marketable securities       (9,007,000)                -              -                  -       (9,007,000)
  Gain on subsidiary stock issuance           13,656,000                 -              -                  -       13,656,000
  Gain on sale of subsidiary stock             1,076,000                 -              -                  -        1,076,000
                                            ----------------------------------------------------------------------------------
Income (loss) before income
   taxes and minority interests                 4,113,000           853,000      2,507,000         (1,008,000)       6,465,000
  Provision for income taxes                   (3,369,000)                -     (1,104,000)          (200,000)      (4,673,000)
                                            ----------------------------------------------------------------------------------
Income (loss) before minority interest            744,000           853,000      1,403,000         (1,208,000)       1,792,000
  Minority share of income in
    ValueClick Japan                             (283,000)                -              -                  -         (283,000)
                                            ----------------------------------------------------------------------------------
    Net Income (loss)                        $    461,000       $   853,000    $ 1,403,000      $  (1,208,000)   $   1,509,000
                                            ==================================================================================

Pro forma net income per common share:

   Basic                                                                                                         $        0.05

   Diluted                                                                                                       $        0.05
                                                                                                                 =============

Pro forma shares used to calculate net income per common share(d):

   Basic                                                                                                            28,038,334

   Diluted                                                                                                          29,718,034
                                                                                                                 =============

                                VALUECLICK, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF AND FOR THE NINE-MONTH PERIOD ENDED
                               SEPTEMBER 30, 2000

1.       BASIS OF PRESENTATION:

            The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine-month period ended September 30, 2000, are presented as if the transactions occurred prior to January 1, 2000. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the transactions occurred on September 30, 2000. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the period presented may not be indicative of the results which would have actually occurred if the transactions had been in effect on the date or for the periods indicated or which may result in the future.

2.       PRO FORMA ADJUSTMENTS:

            The pro forma adjustments to the unaudited pro forma consolidated financial statements reflect the following;

            a) INCOME TAXES - The adjustment for income taxes represents the tax effect of Bach Systems' income before taxes computed a 40% income tax rate for estimated federal and state income taxes.

            b) GOODWILL - The recognition of goodwill is a result of applying purchase accounting to the Bach Systems transaction and will be amortized over a five year period. The amortization of this goodwill is not deductible for tax purposes, therefore yielding a higher effective tax rate than would be expected from applying an effective tax rate of 40% to income before taxes.

            c) MERGER-RELATED COSTS - The Company incurred approximately $353,000 of merger-related costs in connection with the ClickAgents merger.

            d) NET INCOME PER COMMON SHARE - Share used in the calculation of pro forma basic and diluted net income per common share reflect the issuance of the 4,904,480 shares and 750,000 shares of common stock issued as part of the ClickAgents and Bach Systems acquisitions, respectively, as if the shares had been issued on January 1, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ValueClick, Inc.
Date:  February 22, 2001
                                       By: /s/ KURT JOHNSON
                                       -----------------------------
                                           Kurt Johnson
                                           Chief Financial Officer